JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, $0.0001 par value, of Remy International, LLC, a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 17th day of October, 2014.

H PARTNERS MANAGEMENT, LLC		H PARTNERS, LP By: H Partners Capital, LLC, its General Partner

By:	/s/ Rehan Jaffer	By:	/s/ Rehan Jaffer
Name/Title: Rehan Jaffer/Managing Member		Name/Title: Rehan Jaffer/Managing Member

H PARTNERS CAPITAL, LLC		REHAN JAFFER

By:	/s/ Rehan Jaffer	By:	/s/ Rehan Jaffer
Name/Title: Rehan Jaffer/Managing Member		Name/Title: Rehan Jaffer

Each of the Reporting Persons disclaims beneficial ownership in the Common Stock, except to the extent of his or its pecuniary interest therein.